SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-J NET ENTERPRISES

                    GAMCO INVESTORS, INC.
                                 9/02/03           54,600-             *DO
                                 9/02/03           16,000             1.4000
                                 8/29/03           35,000             1.3550
                                 8/29/03           17,500             1.3300
                                 8/28/03            2,500             1.3000
                                 8/28/03            5,000             1.3000
                                 8/18/03            6,500             1.2700
                                 8/06/03            3,500             1.2300
                                 8/05/03            1,500             1.2300
                                 7/28/03            4,000             1.1400
                    GABELLI ADVISERS, INC.
                                 9/02/03            8,000-            1.4000
                                 8/28/03            4,500             1.2800
                    GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 9/11/03            5,500             1.1400
                                 8/21/03            4,000             1.2600
                                 8/20/03            2,000             1.2800
                                 8/18/03            3,000             1.2700
                                 8/11/03            1,000             1.2500
                                 8/07/03            8,200             1.2200
                                 8/05/03              700             1.2200
                                 8/01/03            2,100             1.2200
                                 7/30/03            5,000             1.2200
                                 7/28/03            4,000             1.1400


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ BULLETIN BOARD.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.